SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2006

Commission File	Registrant, State of Incorporation, Address of	I.R.S. Employer
Number	Principal Executive Offices and Telephone Number	Identification Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY	88-0420104
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Signatures

Section 8—Other Events
Item 8.01  Other Events
Nevada Power Company (“NPC”) announced on April 17, 2006 that the second and final phase of the Chuck Lenzie Generating Station (“Lenzie”) is now complete and fully operational. Completion of the second phase adds an additional 580 megawatts of power to NPC’s electric generating capacity in southern Nevada. The first 580-megawatt block was brought on line on January 31, 2006. The state of the art gas fired Lenzie facility reduces NPC’s reliance on purchasing power in the open market. The second phase of the Lenzie project was completed ahead of the June 30, 2006, deadline, in time to help meet southern Nevada’s higher demand for power in the hot summer months. Since both units have become operational before June 30, 2006, NPC believes it is eligible to receive a 3% enhancement to the authorized return on equity (ROE) in its upcoming 2006 general rate case.
Lenzie consists of four natural gas-fired combustion turbines, four heat recovery steam generators and two steam turbines operating in combined-cycle mode. The plant is located approximately 20 miles northeast of Las Vegas and is the first company-owned power plant completed since 1995.
Forward-looking statements: This filing on Form 8-K contains forward-looking statements regarding the future performance of Nevada Power Company, within the meaning of the Private Securities Litigation Reform Acts of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, an unfavorable ruling by the Public Utilities Commission of Nevada on the enhanced authorized return on equity for Lenzie in Nevada Power Company’s 2006 general rate case. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Nevada Power Company are contained in its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC. Nevada Power Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: April 21, 2006	By:	/s/ John E. Brown
John E. Brown
Controller

Nevada Power Company (Registrant)
Date: April 21, 2006	By:	/s/ John E. Brown
John E. Brown
Controller